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                                                                 EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-9097, No. 33-18616, No. 33-64767 and No. 33-41947 on Forms S-8 and
Registration Statement No. 33-70090 on Form S-3 of GoodMark Foods, Inc. of our reports dated July 10, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of GoodMark Foods, Inc. for the year ended May 25, 1997.



/s/ Deloitte & Touche LLP

Raleigh, North Carolina
August 19, 1997